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     STOCK OPTION AGREEMENT (the "Agreement"), made as of the ___ day of
__________, 199_, between Gulfstream Aerospace Corporation, a Delaware corporation (the "Corporation"), and _________________ (the "Optionee").

     1.   GRANT OF OPTION.

          1.1 The Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of an aggregate of _______ whole shares of Series A-1 Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") (such number being subject to adjustment as provided in Section 8 hereof) on the terms and conditions set forth in this Agreement.

          1.2 This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     2. PURCHASE PRICE. The price at which the Optionee shall be entitled to purchase shares of Common Stock upon the exercise of this Option shall be $6.15 per share (the "Exercise Price").

     3. DURATION OF OPTION. The Option shall be exercisable at any time to the extent and in the manner provided herein for a period of 10 years from the date hereof; provided, however, that the Option may be earlier terminated as provided in Section 6 or Section 7 hereof.

     4.   EXERCISABILITY OF OPTION.

          4.1 Subject to the provisions of this Agreement, the Option shall be exercisable in accordance with the following schedule:

               (a) on or after [one year from date of grant] but before [two years from date of grant], the Option may be exercised to acquire up to one-third of the total number of shares of Series A-1 Common Stock which may be purchased pursuant to the Option, less any shares previously acquired pursuant to the Option;

               (b) on or after [two years from date of grant] but before [three years from date of grant], the Option may be exercised to acquire up to two-thirds of the total number of shares of Series A-1 Common Stock which may be purchased pursuant to the Option, less any shares previously acquired pursuant to the Option; and

               (c)  on or after [three years from date of grant] but before


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     the expiration of the term of the Option, the Option may be exercised to acquire up to 100% of the total number of shares of Series A-1 Common Stock which may be purchased pursuant to the Option, less any shares previously acquired pursuant to the Option.

          4.2 The Corporation shall give the Optionee 20 days' notice (or, if not practicable, such shorter notice as may be practicable) prior to the anticipated date of the consummation of a Terminating Event (as hereinafter defined) or the anticipated date of the consummation of a Partial Sale (as hereinafter defined). Upon receipt of such notice, and for a period of 14 days thereafter (or such shorter period as the Board of Directors shall determine and so notify the Optionee), the Optionee shall be permitted to exercise the Option to the extent provided in this Section 4.2, whether or not the Option was otherwise so exercisable on the date such notice was given. In the case of a Terminating Event, the Option may be exercised in whole or in part for the full amount of the shares of Common Stock covered thereby (less the number of shares previously acquired by the Optionee upon exercise of the Option, if any). In the case of a Partial Sale, the Option may be exercised in whole or in part, but not for more than the excess, if any, of (a) the number of shares with respect to which the Optionee would be entitled to participate in the Partial Sale pursuant to Section 2.3 or 2.4, as applicable, of the Stockholder's Agreement attached hereto as Exhibit A (the "Stockholder's Agreement") (if the number of shares issuable pursuant to the unexercised portion of the Option were deemed shares held by the Optionee), and will so participate, over (b) the number of shares previously issued to the Optionee upon exercise of the Option and not disposed of in a prior Partial Sale. In the event the Terminating Event or Partial Sale is not consummated, the Option will be deemed not to have been exercised and shall be exercisable thereafter only to the extent it would have been exercisable if no such notice had been given. In lieu of permitting the Optionee to exercise the Option in the event of a Terminating Event involving a merger, consolidation or liquidation of the Corporation, the Board of Directors, in its sole discretion, may instead invoke the provisions of
Section 7 as though such Terminating Event were a Sale (as defined in Section 7).

     For purposes hereof, (a) the term "Terminating Event" shall mean the consummation of any of the following events: (i) any merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any capital reorganization or reclassification or other change of the then outstanding shares of Common Stock), or (ii) the liquidation of the Corporation, or (iii) the sale to any person who is not a partner or an affiliate of the FL & Co. Companies (as defined below) or an affiliate of such partner (a "Third Party") of all or substantially all of the assets of the Corporation pursuant to a plan of liquidation or otherwise, or (iv) the sale to a Third Party of Common Stock, including through one or more public offerings; provided, that in the

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case of each of clauses (i), (ii) and (iv) above, as a result thereof the FL
& Co. Companies, the direct or indirect partners of the FL & Co. Companies or any affiliates of any of the foregoing cease to own, directly or indirectly, any shares of the voting stock of the Corporation, and (b) the term "Partial Sale" shall mean any sale by the FL & Co. Companies of all or a portion of their shares of Common Stock to a Third Party, including through any public offering, which sale is not a Terminating Event.

          4.3 TERMINATION OF OPTION. The Option shall terminate simultaneously with the consummation of a Terminating Event to the extent that the Option has not theretofore been exercised.

     5.   MANNER OF EXERCISE AND PAYMENT.

          5.1 Subject to the terms and conditions of this Agreement, the Option may be exercised by delivery of written notice to the Corporation. Such notice shall state that the Optionee is electing to exercise the Option, shall set forth the number of shares of Common Stock in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option.

          5.2 The notice of exercise described in Section 5.1 shall be accompanied by (a) the full purchase price for the shares of Common Stock in respect of which the Option is being exercised, such purchase price to be paid by delivery to the Corporation of a certified or bank check payable to the order of the Corporation or cash by wire transfer or other immediately available funds to an account designated by the Corporation, and (b) the Stockholder's Agreement, executed by the Optionee.

          5.3 Upon receipt of notice of exercise and the executed Stockholder's Agreement and upon full payment for the shares of Common Stock in respect of which the Option is being exercised, the Corporation shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the number of shares of Common Stock as to which such exercise was effected.

          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to the Option until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of shares in respect of which the Option was exercised; (b) the Optionee shall have delivered the executed Stockholder's Agreement to the Corporation; (c) the Corporation shall have issued and delivered the shares to the Optionee; and (d) the Optionee's name shall have been entered as a stockholder of record on the books of the Corporation.

          5.5 If the Option is being exercised by a person other than the Optionee, the documents required by this Section 5 shall be executed by such person


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rather than the Optionee and the Corporation may require proof satisfactory to it as to the right of such person or persons to exercise the Option, including whether such person is a Permitted Transferee (as defined in Section 6.2 hereof).

               5.6 In the event the initial exercise of the Option is an exercise in part only, then, in the event of any further exercise of the Option, the Optionee, in lieu of executing a new Stockholder's Agreement, shall re-execute the original Stockholder's Agreement, thereby re-affirming the representations and warranties contained therein as of the date of re-execution, but with an amended Schedule I completed to set forth the number of shares of Common Stock in respect of which the Option is then being exercised and the cumulative number of shares of Common Stock which would then be subject to the Stockholder's Agreement. If a further exercise of the Option is by a person who has not previously exercised the Option (as for example if the initial exercise was by the Optionee and the subsequent exercise was by a Permitted Transferee), then such person shall execute a Stockholder's Agreement but the shares received by all persons upon their respective exercises of the Option shall be cumulated for purposes of any person's Stockholder's Agreement.

     6.   RESTRICTIONS ON DISPOSITION OF THE OPTION.

          6.1 NO SALE OR TRANSFER. The Optionee shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of the Option or any portion thereof, except in accordance with the provisions of this Agreement.

          6.2 PERMITTED TRANSFERS. The Optionee may transfer all or any portion of the Option to:

               (a) any spouse, parent, child, brother or sister of the Optionee, or any issue of the foregoing (as used in this Section 6.2, issue shall include persons legally adopted into the line of descent), or

               (b) a trust solely for the benefit of the Optionee or any spouse, parent, child, brother or sister of the Optionee, or for the benefit of any issue of the foregoing, or

               (c) any corporation or partnership which is controlled by the Optionee, or by any spouse, parent, child, brother or sister of the Optionee, or by any issue of the foregoing

(each such person being referred to herein as a "permitted transferee"), and a permitted transferee may transfer the Option or any portion thereof to another permitted transferee or back to the Optionee; provided, that prior to the transfer to a permitted transferee hereunder, the permitted transferee (which, in the case of a trust, shall include each


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person having authority to sell or dispose of the Option or portion thereof proposed to be transferred to the trust) shall agree in writing to be bound by all the terms of this Agreement applicable to the Optionee or a permitted transferee as if the permitted transferee originally had been a party to this Agreement; and provided, further, that all of the stockholders of any permitted transferee that is a corporation and all of the general partners of any permitted transferee that is a partnership shall agree in writing not to transfer any shares they then own or may thereafter acquire in the corporate permitted transferee or any partnership interest they then own or may thereafter acquire in the partnership permitted transferee, except to a person described in paragraph (a), (b) or (c) above, so long as the corporate or partnership permitted transferee shall own any portion of the Option. For purposes hereof, a "Permitted Transferee" means a permitted transferee who holds the Option or any portion thereof.

     In the event all or any portion of the Option is transferred to a Permitted Transferee, any reference to the Optionee hereunder shall be deemed to include a reference to the Permitted Transferee to the extent of the Option or portion thereof so transferred, unless the context otherwise requires.

          6.3 TERMINATION. (a) If the Optionee shall cease to serve as a director of the Corporation for any reason whatsoever (a "Termination"), the Option, to the extent it is not exercisable pursuant to Section 4.1 hereof on the date of such Termination, shall terminate and be of no further force and effect from and after the date of such Termination.

               (b)  If any portion of the Option is exercisable pursuant to
Section 4.1 hereof on the date of the Optionee's Termination, (i) then the Optionee may exercise the Option, to the extent the Option was exercisable on the date of the Optionee's Termination, at any time within 30 days after the date of the Termination, and (ii) the Corporation agrees to make available the most recent audited financial statements of the Corporation for review by the Terminated Optionee at the principal offices of the Corporation during such 30-day period. The Option shall terminate and be of no further force and effect to the extent not exercised during such 30-day period.

     7.   SALE OF ALL COMMON STOCK BY THE FL & CO. COMPANIES.

          7.1 If Gulfstream Partners, Gulfstream Partners II, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV (collectively, the "FL & Co. Companies") shall propose to sell all of their Common Stock to a purchaser (a "Purchaser") in a bona fide arm's-length transaction (a "Sale"), then, at the election of Gulfstream Partners, the Optionee shall be deemed to have exercised his Option in full (to the extent not previously exercised) immediately prior to the closing of the Sale and to have agreed to sell all of his Common Stock purchased


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pursuant to such exercise to the Purchaser for the same consideration per share and otherwise on the same terms as the FL & Co. Companies propose to sell their shares of Common Stock in the Sale. Subject to the next two sentences, the price to be received by the Optionee in respect of each share of Common Stock subject to the Option shall be equal to the per Common Stock share price received by the FL & Co. Companies in the Sale less the Exercise Price. It is the parties' intention that, in the event of a Sale, the Optionee be treated in all respects as though (1) he had exercised his Option in full (to the extent not previously exercised) immediately prior to the closing of the Sale and (2) he had executed a counterpart of any and all agreements and other documents executed by the FL & Co. Companies in connection therewith ("Sale Documents"). Accordingly, and without limiting the generality of the foregoing, the Optionee shall (a) bear his proportionate share of all expenses of the Sale being borne by the FL & Co. Companies, (b) be liable for his proportionate share of any joint and several liability under the Sale Documents, including liability for indemnification, and (c) be entitled to his proportionate share of any reserve or other amounts withheld (whether by the Purchaser or by the FL & Co. Companies) from the proceeds of the Sale if and to the extent that any amounts from such reserve become available for distribution to the FL & Co. Companies. The Corporation shall notify the Optionee of the Sale no later than 10 days prior to the closing thereof (or, if not practicable, such shorter time as may reasonably be practicable) and the Optionee, if he does not wish for his Option to be deemed to be exercised pursuant to this Section 7, shall be entitled to terminate his rights under this Option and declare this Option null and void by written notice to the Corporation not more than three days after receipt by him of the notice of the Sale.

          7.2 (a) The Optionee hereby irrevocably appoints Gulfstream Partners (the "Representative") his true and lawful agent and attorney-in-fact, with full powers of substitution, to act in his name, place and stead, to do or refrain from doing all such acts or things, and to execute and deliver all such documents in connection with the Option as the Representative shall deem necessary or appropriate in connection with the Sale or the deemed exercise of the Option as provided in Section 7.1, including, without in any way limiting the generality of the foregoing, to receive on behalf of the Optionee any payments made in respect of the unexercised portion of the Option in connection with the Sale or the deemed exercise of the Option, to hold back from any such payments any amount which the Representative deems necessary to reserve against the Optionee's share of any expenses or other liabilities or obligations incurred or which may be incurred by the stockholders of the Corporation in connection with the Sale, and to engage in any acts in which the Representative or any affiliate thereof is authorized by and on behalf of the holders of the Common Stock to engage in connection with the Sale. The Optionee hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Optionee's Representative.

               (b) In acting for the Optionee pursuant to the appointment


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set forth in paragraph (a) hereof, the Representative shall not be responsible to the Optionee for any loss or damage the Optionee may suffer by reason of the performance of the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and shall be irrevocable, and any person dealing with the Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Optionee in all matters referred to in this Section 7.2.

               (c) Notwithstanding the foregoing, this power of attorney does not empower the Representative to terminate the Optionee's rights under the Option and declare this Option null and void pursuant to the last sentence of
Section 7.1 hereof.

     8. ADJUSTMENTS. In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, whether through merger, consolidation, reorganization, recapitalization, stock dividend, stock split-up or other substitution of securities of the Corporation, the Board of Directors of the Corporation shall make appropriate adjustments to the number and class of shares of stock subject to this Option and to the Exercise Price, and any reference to the Exercise Price herein shall be to the Exercise Price as so adjusted. The Board of Directors' adjustment shall be effective and binding for all purposes of this Agreement. No adjustment provided for in this Section 8 shall require the Corporation to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.

     9.   CERTAIN DEFINITIONS.

          9.1 The term "affiliate" of any person shall mean any person that, directly or indirectly, controls, is controlled by, or is under common control with, the person of which it is an affiliate.

          9.2 The term "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     10. NOTICES. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:


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               (a)  If to the Corporation or the Representative, to it:

                    c/o Forstmann Little & Co.
                    767 Fifth Avenue, 44th Floor
                    New York, New York  10153
                    Attention:  Ms. Sandra J. Horbach

                    with a copy to:

                    Fried, Frank, Harris, Shriver & Jacobson
                    One New York Plaza
                    New York, New York  10004
                    Attention:  Robert C. Schwenkel, Esq.

               (b) If to the Optionee, to him at the address listed below his signature.

     11. AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

     12. INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

     13. BINDING EFFECT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

     14. HEADINGS; EXECUTION IN COUNTERPARTS. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     15. ENTIRE AGREEMENT. This Agreement and the Stockholder's Agreement constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof and thereof.


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     16.  RESOLUTION OF DISPUTES.  Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board of Directors of the Corporation, in good faith, whose determination shall be final and binding for all purposes.

     17. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

                                          GULFSTREAM AEROSPACE
                                            CORPORATION


                                          By:_________________________________


                                          ____________________________________
                                          Name:


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     The undersigned acknowledges that the undersigned has read the foregoing
Agreement between Gulfstream Aerospace Corporation and the undersigned's spouse, understands that the undersigned's spouse has been granted an option to acquire shares of Gulfstream Aerospace Corporation Series A-1 Common
Stock, which option is subject to certain restrictions reflected in such Agreement and agrees to be bound by the foregoing Agreement.




                                          ____________________________________

                                          Optionee's Spouse


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